Exhibit D

[Letterhead of the Attorney-General of the Federation and the Minister of Justice]

5th May, 2017

LE:41/S.2/V

The Debt Management Office (The Presidency)

Nigeria Deposit Insurance Corporation Building

Plot 447/448 Constitution Avenue

Central Business District

PMB 532, Garki – Abuja

Nigeria

ATTORNEY-GENERAL’S VALIDITY OPINION

In my capacity as the Attorney General of the Federation and the Minister of Justice of The Federal Republic of Nigeria (the “Republic”), and in connection with the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed by the Republic with the United States Securities and Exchange Commission (the “Commission”) on the March 20, 2017 (Registration Statement No. 333-216840) and as subsequently amended (as so amended, the “Registration Statement”), pursuant to which the Republic proposes to issue and sell $300,000,000 of its Diaspora Bonds (the “Securities”), I have reviewed the following:

(i) the Registration Statement;

(ii) the form of the Fiscal Agency Agreement (the “FAA”), between the Republic and Citibank, N.A., filed as an exhibit to the Republic’s Registration Statement;

(iii) the form of the Securities included as exhibits to the FAA;

(iv) the form of the Underwriting Agreement filed as an exhibit to the Registration Statement; and

(v) the relevant provisions of the following laws under which the issuance of the Securities has been authorized:

(a) the Debt Management Office Act, 2003; and

(b) the Fiscal Responsibility Act, 2007.

It is my opinion that under and with respect to the present laws of the Republic, the Securities, when executed and delivered by the Republic and authenticated pursuant to the FAA and delivered to and paid for by the purchasers as contemplated by the Registration Statement, will constitute valid and legally binding obligations of the Republic.

I hereby consent to the filing of this opinion with the Registration Statement filed on the date hereof and to the use of my name under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement. In giving the foregoing consent, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

/s/ Abubakar Malami (SAN)

ABUBAKAR MALAMI (SAN)

Honorable Attorney-General of the Federation and

Minister of Justice

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